                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------



     THIS AGREEMENT, entered into this 9/th/  day of January, 1996, between
                                      ------
HAYWOOD SAVINGS BANK, INC., SSB (the "Bank") and HAYWOOD BANCSHARES, INC. (the "Company"), with their principal offices in Waynesville, North Carolina, and JACK T. NICHOLS (the "Executive"), an individual residing in the State of North Carolina, hereby replaces the Employment Agreement between the Bank and Executive as first dated January 1, 1989.

     WHEREAS, the Bank and the Company wish to be assured of the services of Executive for the period provided in this Agreement, and Executive is willing to serve in their employ on a full-time basis for said period; and

     WHEREAS, the Board of Directors of the Bank (the "Bank Board") and the Board of Directors of the Company (the "Company Board") have determined that the best interests of the Bank and the Company would be served by providing the Executive with protection and special benefits following any change of control of the Bank or the Company;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

        1.  Employment.  The Bank and the Company agree to continue Executive
            ----------
in their employ, and Executive agrees to remain in their employ, for the period stated in paragraph 3 hereof and upon the other terms and conditions herein provided.

        2.  Position and Responsibilities.  The Bank employs Executive and
            -----------------------------
Executive agrees to serve as Chief Financial Officer of the Bank for the term and on the conditions hereinafter set forth. Executive agrees to perform such services not inconsistent with his position as shall from time to time be assigned to him by the Bank Board.

        3. Term and Duties.
           ---------------

           (a) Term of Employment.  The period of Executive's employment under
               ------------------
this Agreement shall be deemed to have commenced as of January 1, 1995, and shall continue for a period of sixty (60) full calendar months thereafter and any extensions thereafter. The said period of employment shall automatically be extended for twelve full calendar months without further action by the parties on January 1, 1996, and for an additional twelve full calendar months on each succeeding January 1 thereafter, unless either party shall have served written notice upon the other prior to January 1, 1996, or prior to January 1 of each succeeding year, as the case may be, of its intention that this Agreement shall terminate at the end of the sixty-month period that begins with the January 1 preceding such date of written notice.

           (b) Duties.  During the period of his employment hereunder and
               ------
except for illnesses, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote his business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that with the approval of the Bank Board, the Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any material conflict of interest with the Bank or any of its subsidiaries or affiliates or divisions, or unfavorably affect the performance of Executive's duties pursuant to this Agreement, or will not violate any applicable statute or regulation.

        4. Compensation and Reimbursement of Expenses.
           ------------------------------------------

           (a) Compensation.  The Bank agrees to pay the Executive during the
               ------------
term of this Agreement a salary at the rate of $63,500.00 per annum; provided, that the rate of such salary shall be reviewed by the Bank Board not less often than annually and any increase in salary will take into account the Bank's current financial condition, results of operations and the Bank Board's evaluation of the performance of the Executive. Such rate of salary, or increased rate of salary, if any, as the case may be, may be further increased (but not decreased) from time to time in such amounts as the Bank Board in its discretion may decide. Such salary shall be payable in accordance with the customary payroll practices of the Bank, but in no event less frequently than monthly, and any bonus shall be payable in the manner specified by the Bank Board at the time any such bonus is awarded. Any such bonus shall take into account the Bank's current financial condition, results of operations, and the Bank Board's evaluation of the performance of the Executive.

           (b) Reimbursement of Expenses.  The Bank shall pay or reimburse
               -------------------------
Executive for all reasonable travel and other expenses incurred by Executive in the performance of his services under this Agreement.

           (c) Consideration from Company: Joint and Several Liability.  In lieu
               -------------------------------------------------------
of paying the Executive a base salary during the term of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with the Bank for the payment of all amounts due under this Agreement. Nevertheless, the Company Board may in its discretion at any time during the term of this Agreement direct the Company to pay the Employee a base salary for the remaining term of this Agreement. If the Company Board directs such payment, the Company Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

        5. Participation in Benefit Plans.  Except as otherwise provided in
           ------------------------------
Sections 8(e) and 8(f) of the Agreement, the payments provided in paragraphs 4, 7, and 8 hereof are in addition to but not as a reduction of all other benefits to which Executive may be, or may become, entitled under any group hospitalization, health, dental care, or sick leave plan, life or other insurance or death benefit plan, or workmen's compensation, disability or social security, travel or accident insurance, or executive contingent compensation plan, including, without limitation, capital accumulation and termination pay programs, restricted or stock purchase plan, stock option plan, retirement income, qualified pension plan, supplemental pension plan (excess benefit plan), or other present or future group employee benefit plan or program of the Bank or of the Company for which executives are or shall become eligible, and Executive shall be eligible to receive during the period of his employment under this Agreement, and during any subsequent period for which he shall be entitled to receive payments from the Bank or from the Company under paragraph 7 or paragraph 8 of this Agreement, all benefits and emoluments for which executives are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

        6. Vacation and Sick Leave.  At such reasonable times as the Bank Board
           -----------------------
shall in its discretion permit, Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

           (a) Executive shall be entitled to an annual vacation in accordance with the policies as periodically established by the Bank Board for senior management officials of the Bank, which shall in no event be less than three weeks per annum.

           (b) Executive shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation from one fiscal year to the next, except to the extent authorized by the Bank Board for senior management officials of the Bank .

           (c) In addition to the aforesaid paid vacations, Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Bank Board in its discretion may determine. Further, the Bank Board shall be entitled to grant to Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Bank Board in its discretion may determine.

           (d) In addition, Executive shall be entitled to an annual sick leave as established by the Bank Board for senior management officials of the Bank, but in no event in an amount less than that provided for pursuant to the policy currently in effect as of the date of this Agreement. In the event any sick leave time shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Bank Board. Upon termination of his employment, Executive shall not be entitled to receive any additional compensation from the Bank for unused sick leave.

        7. Benefits Payable Upon Disability.
           --------------------------------

           (a) Primary Disability Benefits.  In the event of the Disability (as
               ---------------------------
hereinafter defined) of Executive, the Bank shall continue to pay Executive the monthly compensation provided in paragraph 4 hereof during the period of his disability provided, however, that in the event Executive is disabled for a continuous period exceeding eighteen (18) calendar months, the Bank may, at its election, terminate the Agreement, in which event Executive shall be entitled to receive the benefits described in paragraph 7(b).

           As used in this Agreement, the term "disability" shall mean the complete inability of Executive to perform his duties under this Agreement as determined by an independent physician selected with the approval of the Bank and Executive.

           (b) Secondary Disability Benefits.  The Bank shall pay to the
               -----------------------------
Executive a monthly disability benefit equal to sixty (60) percent of his monthly salary at the time he became disabled. Payment of such disability benefit shall commence on the last day of the month following the month for which the final payment under paragraph 7(a) was made and cease with the earlier of (i) the payment for the month in which the Executive dies or (ii) the payment for the month preceding the month in which occurs Executive's normal retirement date under the Bank's pension plan.

           (c) Disability Benefit Offset.  Any amounts payable under
               -------------------------
paragraph 7(a) or 7(b) shall be reduced by any amounts paid to the Executive under any other disability program maintained by the Bank; however, such payments shall not be reduced by the amount of any payments pursuant to social security and workmen's compensation.

           (d) Services During Disability.  During the period Executive is
               --------------------------
entitled to receive payments under paragraphs 7(a) and (b), the Executive shall, to the extent that he is physically and mentally able to do so, furnish information and assistance to the Bank, and, in addition, upon reasonable request in writing on behalf of the Bank Board, or an executive officer designated by such Board, from time to time, make himself available to the Bank to undertake reasonable assignments consistent with his physical and mental health. During such period of service, Executive shall be responsible and report to, and be subject to the supervision of, the Bank Board or an executive officer designated by the Bank Board, as to the method and manner in which he shall perform such assignments, subject always to the provisions of this paragraph 7(d), and shall keep such Board, or such executive officer, appropriately informed of his progress in each such assignment.

        8. Payments to Executive Upon Termination of Employment.
           ----------------------------------------------------

           (a) Event of Termination.  Upon the occurrence of an Event of
               --------------------
Termination (as hereinafter defined) during the period of Executive's employment under this Agreement, the provisions of this paragraph 8 shall apply. As used in this Agreement, an "Event of Termination" shall mean the termination by the Bank of Executive's employment hereunder for any reason other than "cause" or retirement at or after the normal retirement age under a qualified pension plan maintained by the Bank or termination pursuant to paragraph 7(a). A termination for "cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In the event of termination for cause the Executive shall have no right to receive compensation or other benefits for any period after such termination.

           (b) Event of Termination Without Change of Control.  Upon the
               ----------------------------------------------
occurrence of an Event of Termination other than after a Change of Control (as hereinafter defined), the Bank shall pay to the Executive monthly, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as severance pay or liquidated damages, or both, during the period below described a sum equal to the highest monthly rate of salary paid to the Executive at any time under this Agreement. Such payments shall commence on the last day of the month following the date of said event of termination and shall continue until the date this Agreement would have expired but for said occurrence, with such occurrence being viewed as a determination by the Bank not to extend the Agreement as provided for in paragraph 3 of this Agreement.

           (c) Event of Termination After Change of Control.  If after a
               --------------------------------------------
"Change of Control" (as hereinafter defined), the Bank or the Company shall terminate the employment of the Executive during the period of employment under this Agreement, for any reason other than "cause" as defined in paragraph 8(a), retirement at or after the normal retirement age under a qualified pension plan maintained by the Bank or a termination pursuant to paragraph 7(a), or otherwise change the present capacity or circumstances in which the Executive is employed as set forth in paragraph 2 of this Agreement or cause a reduction in the Executive's responsibilities or authority or compensation or other benefits provided under this Agreement without the Executive's written consent, then the Bank shall pay to the Executive and provide the Executive, or to his beneficiaries, dependents and estate, as the case may be, with the following:

                (i) The Bank shall promptly pay to the Executive an amount equal to the difference between (i) the product of 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Executive receives on account of the change in control. Said sum shall be paid in one lump sum within ten (10) days of such termination.

                (ii) During the period of thirty-six (36) calendar months beginning with the Event of Termination, the Executive, his dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of the Bank, including, without limitation, the Bank's pension plan, life insurance and health insurance as if the Executive was still employed during such period under this Agreement.

                (iii) If and to the extent that benefits or service credit for benefits provided by paragraph 8(c)(ii) shall not be payable or provided under any such plans to the Executive, his dependents, beneficiaries and estate, by reason of his no longer being an employee of the Bank, the Bank shall itself pay or provide for payment of such benefits and service credit for benefits to the Executive, his dependents, beneficiaries and estate. Any such payment relating to retirement shall commence on a date selected by the Executive which must be a date on which payments under the Bank's qualified pension plan or successor plan may commence.

                (iv) If the Executive elects to have benefits commence prior to the normal retirement age under the qualified pension plan or any successor plan maintained by the Bank and thereby incurs an actuarial reduction in his monthly benefits under such plan, the Bank shall itself pay or provide for payment to the Executive of the difference between the amount that would have been paid if the benefits commenced at normal retirement age and the actuarially reduced amount paid upon the early commencement of benefits.

                (v) The Bank shall pay all legal fees and expenses which the Executive may incur as a result of the Bank or the Company contesting the validity or enforceability of this Agreement and the Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six month Treasury Bill rate.

                (vi) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise nor shall any amounts received from other employment or otherwise by the Executive offset in any manner the obligations of the Bank hereunder.

                      (d) Change of Control.    "Change of Control" shall mean
                          -----------------
(i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Company or the Bank; (ii) the execution of an agreement for a merger or recapitalization whereby the Company or the Bank is not the surviving entity; and (iii) the acquisition of the "beneficial ownership" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty-five
(25) percent or more of the voting securities of the Company or the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

           (e) Suspension and Special Regulatory Rules.
               ---------------------------------------

               (i) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank and the Company under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

               (ii) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

               (iii) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Administrator of the Savings Institution Division of the Department of Economic and Community Development of the State of North Carolina (the "Administrator") or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Administrator, or his or her designee, at the time that the Administrator, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Administrator to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

               (iv) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Executive from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

               (v) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

           (f) Power of the Board of Directors to Terminate the Executive or of
               ----------------------------------------------------------------
the Executive to Terminate Employment.  The Bank Board may terminate the
--------------------------------------
Executive at any time; in the event of such termination the provisions of this paragraph 8 shall fully apply. The Executive may terminate his service under this Agreement at any time upon three (3) months written notice to the Bank without prejudice to any other benefits as to which the Executive is vested.

        9. Source of Payments.  All payments provided in paragraphs 4, 7 and 8
           ------------------
shall be paid in cash from the general funds of the Bank or the Company, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. Executive shall have no right, title, or interest whatever in or to any investments which the Bank or the Company may make to aid in meeting their obligations hereunder.

       10. Confidential Information.  Executive shall not, to the detriment of
           ------------------------
the Bank, knowingly disclose or reveal to any unauthorized person any confidential information relating to the Bank, its subsidiaries or affiliates, or to any of the businesses operated by them, and Executive confirms that such information constitutes the exclusive property of the Bank. Executive shall not otherwise knowingly act or conduct himself (i) to the material detriment of the Bank, its subsidiaries, or affiliates, or (ii) in a manner which is inimical or contrary to the interests thereof.

       11. Federal Income Tax Withholding.  The Bank may withhold from any
           ------------------------------
benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

       12. Effect of Prior Agreements.  This Agreement contains the entire
           --------------------------
understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive (including, but not limited to their agreement dated January 1, 1989).

       13. Consolidation, Merger, or Sale of Assets.  Nothing in this Agreement
           ----------------------------------------
shall preclude the Bank or the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to another corporation which assumes this Agreement and all obligations and undertakings of the Bank and the Company hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the terms "the Bank" and "the Company" as used herein shall continue in full force and effect.

       14. General Provisions.
           ------------------

           (a) Nonassignability.  Neither this Agreement nor any right or
               ----------------
interest hereunder shall be assignable by Executive, his beneficiaries, or legal representatives without the Bank's prior written consent; provided, however, that nothing in this paragraph 14(a) shall preclude (i) Executive from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

           (b) No Attachment.  Except as required by law, no right to receive
               -------------
payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

           (c) Binding Agreement.  This Agreement shall be binding upon, and
               -----------------
inure to the benefit of, Executive, the Bank, and the Company and their respective permitted successors and assigns.

       15. Modification and Waiver.
           -----------------------

           (a) Amendment of Agreement.  This Agreement may not be modified or
               ----------------------
amended except by an instrument in writing signed by the parties hereto.

           (b) Waiver.  No term or condition of this Agreement shall be deemed
               ------
to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the specifically waived.

           (c) Severability.  If, for any reason, any provision of this
               ------------
Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision and together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect. If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by law, any prior agreement between the Bank (or any predecessor thereof) and Executive shall be deemed reinstated as if this Agreement had not been executed.

       17. Headings.  The headings of paragraphs herein are included solely for
           --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

       18. Governing Law.  This Agreement has been executed and delivered in the
           -------------
State of North Carolina, and its validity, interpretation, performance, and enforcement shall be governed under the laws of said State, except to the extent Federal law is governing.

     IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and their seals to be affixed hereunto by a member of their respective Boards of Directors duly authorized, and Executive has signed this Agreement, all as of the day and year first above written.

ATTEST:                                         HAYWOOD SAVINGS BANK, INC. SSB



/s/ Johnnie Sue Caldwell                        BY:   G.D. Stovall, Jr.
-----------------------------------------       ------------------------------



ATTEST:                                         HAYWOOD BANCSHARES, INC.



  /s/ Johnnie Sue Caldwell                      BY: /s/ Johnnie Sue Caldwell
 ----------------------------------------       ------------------------------



WITNESS:                                        JACK T. NICHOLS, EXECUTIVE



  /s/ Larry R. Ammons                           BY: /s/ Jack T. Nichols
 ----------------------------------------       ------------------------------

                           HAYWOOD BANCSHARES, INC.
                        HAYWOOD SAVINGS BANK, INC., SSB

                        -------------------------------

                               1998 Amendment to
                   Employment Agreement with Jack T. Nichols
                   -----------------------------------------


     WHEREAS, Haywood Savings Bank, Inc., SSB (the "Bank") and Haywood Bancshares, Inc. (the "Company") have entered into an Employment Agreement (the "Employment Agreement") with Jack T. Nichols (the "Executive"); and

     WHEREAS, the Boards of Directors of the Bank and the Company and the Executive have determined that it is in their mutual best interests to amend the Employment Agreement in the manner set forth herein.

     NOW, THEREFORE, the Employment Agreement is hereby amended as follows, pursuant to Paragraph 15(a) thereof:

     1. Paragraph 8(c)(i) of the Employment Agreement shall be amended by inserting the following new paragraph at the end thereof to provide as follows:

          Notwithstanding the foregoing, any amount due under this paragraph 8(c) (i) shall be paid in the manner selected by the Executive in a duly executed election in the form attached hereto as Exhibit "A"; provided that such an election will be honored and given effect only if it is properly made and delivered to the Bank more than 90 days before the date on which a Change in Control closes. Deferred amounts shall bear interest, from the date on which they would otherwise be paid in a lump sum until the date paid, at a rate equal to 120% of the applicable federal rate, compounded semiannually, as determined under Code Section 1274(d) and the regulations thereunder.

     2. Nothing contained herein shall be held to alter, vary, or affect any of the terms, provisions, or conditions of the Employment Agreement other than as stated above.

Employment Agreement
1998 Agreement
Page 2


     WHEREFORE, the undersigned hereby approve this 1998 Amendment to the Agreement.

Date of Execution:    21 April      , 1998
                    ----------------

ATTEST:                                         HAYWOOD SAVINGS BANK, INC., SSB



/s/ Paul W. Trantham                            By /s/ William P. Burgin
------------------------------------            --------------------------------
                                                   Its Chairman of the Board


ATTEST:                                         HAYWOOD BANCSHARES, INC.



/s/ Paul W. Trantham                            By /s/ William P. Burgin
------------------------------------            --------------------------------
                                                   Its Chairman of the Board


WITNESS:                                        EXECUTIVE



/s/ Paul W. Trantham                            /s/ Jack T. Nichols
------------------------------------            ------------------------------
                                                    Jack T. Nichols